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                                                                     EXHIBIT 4.0


                           FORM OF WARRANT AGREEMENT
    ________________________________________________________________________


                          RX TECHNOLOGY HOLDINGS, INC.

                                       AND

                          INTERWEST TRANSFER CO., INC.
                                  WARRANT AGENT


    ________________________________________________________________________

         THIS WARRANT AGREEMENT (the "Agreement") is dated effective as of May 1, 2000, between RX Technology Holdings, Inc., a Nevada Corporation (the "Company"), and Interwest Transfer Co., Inc., Salt Lake City, Utah ("Warrant Agent").

         WHEREAS, the Company proposes to distribute as a dividend with respect to its Common Stock, and issue to the shareholders of record as of May 1, 2000 (the record date), 501,493 Common Stock Purchase Warrants ("Warrants");

         WHEREAS, in conjunction with the potential exercise of the Warrants, the Company anticipates the issuance of up to 501,493 shares of its Common Stock ("Warrant Shares");

         WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, registration, transfer and exchange of Warrant Certificates and exercise of the Warrants.

         NOW, THEREFORE, in consideration of the promises and the mutual agreements hereinafter set forth, it is agreed that:

         1. WARRANTS/WARRANT CERTIFICATES. Each Warrant will, in the future during the period specified in the Warrant Certificate, upon fulfillment of the conditions and subject to the terms set forth therein, entitle the holder (the "Registered Holder" or, in the aggregate, the "Registered Holders") in whose name the Warrant Certificate shall be registered on the books maintained by the Warrant Agent to purchase one share of Common Stock on exercise thereof, subject to modification and adjustment as provided in Section 8. Warrant Certificates representing the right to purchase Warrant Shares shall be executed by the Company's President and attested to by the Company's Secretary or Assistant Secretary, or shall bear facsimile signatures of such officers, and shall be delivered to the Warrant Agent upon execution of this Agreement for distribution to the Company's shareholders pursuant to written instructions from the Company to the Warrant Agent.

         Subject to the provisions of Sections 3, 5, 6 and 8, the Warrant Agent shall deliver Warrant Certificates in required whole number denominations to Registered Holders in connection with any transfer or exchange permitted under this Agreement. Except as provided in Section 6 hereof, no Warrant Certificates shall be issued except (i) Warrant Certificates initially issued hereunder, (ii) Warrant Certificates issued on or after the initial issuance date, upon the exercise of any Warrants, to evidence the unexercised Warrants held by the exercising Registered holder, and (iii) Warrant Certificates issued after the initial issuance date, upon any transfer or exchange of Warrant Certificates or replacements of lost or mutilated Warrant Certificates.

         2. FORM AND EXECUTION OF WARRANT CERTIFICATES. The Warrant Certificates shall be substantially in the form attached hereto as EXHIBIT A. The Warrant Certificates shall be dated as of the date of their issuance, whether on initial issuance, transfer or exchange or in lieu of mutilated, lost, stolen or destroyed Warrant Certificates.

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         Each Warrant Certificate shall be numbered serially with the designation "A" appearing on each Warrant Certificate.

         The Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In the event any officer of the Company who executed the Warrant Certificates shall cease to be an officer of the Company before the date of issuance of the Warrant Certificates or before countersignature and delivery by the Warrant Agent, such warrant Certificates may be countersigned, issued and delivered by the Warrant Agent with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be an officer of the Company.

         3. EXERCISE. Subject to the provisions of Sections 4, 7 and 8, the Warrants, when evidenced by a Warrant Certificate, may be exercised at a price ("Exercise Price") of $6.00 per share, in whole or in part, commencing on the date of issuance ("Initial Exercise Date") and terminating on December 31, 2001, unless extended by the Company's Board of Directors ("Exercise Period"), at any time during such period that the Company's Registration Statement with respect to the Warrant Shares is effective and current. The Company shall promptly notify the Warrant Agent of the effectiveness of such Registration Statement, any suspension of effectiveness and of any such extension of the Exercise Periods. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date ("Exercise Date") of the surrender for exercise of the Warrant Certificate. The exercise form shall be executed by the Registered Holder thereof or his attorney duly authorized in writing and will be delivered together with payment to the Warrant Agent at 1981 East 4800 South, Salt Lake City, Utah 84117, ("Corporate Office") or such other place as designated by the Company, in cash or by official bank or certified check, of an amount equal to the aggregate Exercise Price, in lawful money of the United States of America.

         Unless Warrant Shares may not be issued as provided herein, the person entitled to receive the number of Warrant Shares deliverable on such exercise shall be treated for all purposes as the holder of such Warrant Shares as of the close of business on the Exercise date. In addition, the Warrant Agent shall also, at such time, verify that all of the conditions precedent to the issuance of Warrant Shares set forth in Section 4 have been satisfied as of the Exercise Date. If any one of the conditions precedent set forth in Section 4 are not satisfied as of the Exercise Date, the Warrant Agent shall request written instructions from the Company as to whether to return the Warrant and pertinent Exercise Price to the exercising Registered Holder or to hold the same until all such conditions have been satisfied. The Company shall not be obligated to issue any fractional share interests in Warrant Shares issuable or deliverable on the exercise of any Warrant or scrip or cash therefore and such fractional shares shall be of no value whatsoever. If more than one Warrant shall be exercised at one time by the same Registered Holder, the number of full Shares which shall be issuable on exercise thereof shall be computed on the basis of the aggregate number of full shares issuable on such exercise.

         Within thirty days after the Exercise Date and in any event prior to the pertinent Expiration Date, the Warrant Agent shall cause to be issued and delivered to the person or persons entitled to


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receive the same, a certificate or certificates for the number of Warrant Shares deliverable on such exercise. No adjustment shall be made in respect of cash dividends on Warrant Shares delivered on exercise of any Warrant. The Warrant Agent shall promptly notify the Company in writing of any exercise and of the number of Warrant Shares delivered and shall cause payment of an amount in cash equal to the pertinent Exercise Price to be promptly made to the order of the Company.

         Upon the exercise of any Warrant, the Warrant Agent shall promptly deposit the payment into a segregated account established by mutual agreement of the Company and the Warrant Agent at a federally insured commercial bank. All funds deposited in the escrow account will be disbursed on a weekly basis to the Company once they have been determined by the Warrant Agent to be collected funds. Once the funds are determined to be collected the Warrant Agent shall cause the share certificate(s) representing the exercised Warrants to be issued.

         Expenses incurred by the Warrant Agent while acting in the capacity as Warrant Agent will be paid by the Company. These expenses, including delivery of exercised share certificates to the shareholder, will be deducted from the exercise fee submitted prior to distribution of funds to the Company.

         A detailed accounting statement relating to the number of shares exercised and the net amount of exercised funds remitted will be given to the Company with the payment of each exercise amount. This will serve as an interim accounting for the Company's use during the exercise periods. A complete accounting will be made by the Warrant Agent to the Company concerning all persons exercising Warrants, the number of shares issued and the amounts paid at the completion of the Exercise Period.

         The Company may deem and treat the Registered Holder of the Warrants at any time as the absolute owner thereof for all purposes, and the Company shall not be affected by any notice to the contrary. The Warrants shall not entitle the holder thereof to any of the rights of shareholders or to any dividend declared on the Common Stock unless the holder shall have exercised the Warrants and purchased the shares of Common Stock prior to the record date fixed by the Board of Directors of the Company for the determination of holders of Common Stock entitled to such dividend or other right.

         4. RESERVATION OF SHARES AND PAYMENT OF TAXES. The Company covenants that it will at all times reserve and have available from its authorized Common Stock such number of shares as shall then be issuable on the exercise of all outstanding Warrants. The Company covenants that all Warrant Shares which shall be so issuable shall be duly and validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof.

         The Company and the Warrant Agent acknowledge that the Company will be required, pursuant to the Securities Act of 1933, as amended ("Act"), to deliver to each Registered Holder, upon the exercise of Warrants and delivery of Warrant Shares, a prospectus covering the issuance of the Warrant Shares which meets the requirements of the Act, which prospectus must be a part of


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an effective registration statement under the Act at the time that the Warrant is exercised. No Warrants may be exercised nor may Warrant shares be issued by the Company's transfer agent or delivered by the Warrant Agent unless, on the Exercise Date: (i) the Company has an effective registration statement covering the issuance of the Warrant Shares under the Act; (ii) the Warrant Agent has copies of the prospectus which is a part of such effective registration statement and which the Warrant Agent hereby agrees to deliver with the Warrant Shares; and (iii) the Warrant Shares may legally be issued and delivered to the exercising Registered Holder under the securities laws of the state in which such Registered Holder resides.

         The Company agrees to use its best efforts to maintain, to the extent required by the Act, an effective registration statement under the Act covering the issuance of the Warrant Shares during the period the Warrants are exercisable, but there may be times when no such registration statement will be currently effective. The exercise of Warrants may be temporarily suspended without liability to the Company during times when no such registration statement is currently effective, or during times when, in the reasonable opinion of the Board of Directors of the Company, such suspension is necessary to preclude violation of any requirements of applicable law of regulatory bodies having jurisdiction over the Company. If any Warrant would expire during such a suspension, then if exercise of such Warrant is duly tendered before its expiration, such Warrant shall be exercisable and exercised (unless the attempted exercise is withdrawn) as of the first day after the end of such suspension. The Company further agrees, from time to time, to furnish the Warrant Agent with copies of the Company's prospectus to be delivered to exercising Registered Holders, as set forth above.

         If any shares of Common Stock to be reserved for the purpose of exercise of Warrants hereunder require any other registration with or approval of any government authority under any federal or state law before such shares may be validly issued or delivered, then the Company covenants that it will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be. No Warrant Shares shall be issued unless and until any such registration requirements have been satisfied.

         The Registered Holder shall pay all documentary, stamp or similar taxes and other government charges that may be imposed with respect to the issuance of the Warrants, or the issuance, transfer or delivery of any Warrant Shares on exercise of the Warrants. In the event the Warrant Shares are to be delivered in a name other than the name of the Registered Holder of the Warrant Certificate, no such delivery shall be made unless the person requesting the same has paid to the Warrant Agent the amount of any such taxes or charges incident thereto.

         In the event the Warrant Agent ceases to also serve as the stock transfer agent for the Company, the Warrant Agent is irrevocably authorized to requisition the Company's new transfer agent from time to time for Certificates of Warrant Shares required upon exercise of the Warrants, and the Company will authorize such transfer agent to comply with all such requisitions. The Company will file with the Warrant Agent a statement setting forth the name and address of its new transfer agent, for shares of Common Stock or other capital stock issuable upon exercise of the Warrants and of each successor transfer agent.


                                      -5-
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         5. REGISTRATION OF TRANSFER. The Warrants are NON-TRANSFERABLE and
Warrant Certificates may not be transferred in whole or in part unless permitted by the Company. In any permitted transfer, the Warrant Certificates to be exchanged shall be surrendered to the Warrant Agent at its Corporate Office. The Company shall execute and the Warrant Agent shall countersign, issue and deliver in exchange therefore the Warrant Certificate or Certificates which the holder making the transfer shall be entitled to receive.

         The Warrant Agent shall keep transfer books at its Corporate Office which shall register Warrant Certificates and the transfer thereof. On due presentment for registration of transfer of any Warrant Certificate at such office, the Company shall execute and the Warrant Agent shall issue and deliver to the transferee or transferees a new Warrant Certificate or Certificates representing an equal aggregate number of Warrants. All Warrant Certificates presented for registration of transfer or exercise shall be duly endorsed or be accompanied by a written instrument or instruments or transfer in form satisfactory to the Company and the Warrant Agent. At the time of exercise, the transfer fee shall be paid by the Company. The Company may require payment of a sum sufficient to cover any tax or other government charge that may be imposed in connection therewith.

         All Warrant Certificates so surrendered, or surrendered for exercise, or for exchange in case of mutilated Warrant Certificates, shall be promptly canceled by the Warrant Agent and thereafter retained by the Warrant Agent until termination of the agency created by this Agreement. Prior to due presentment for registration of transfer thereof, the Company and the Warrant Agent may treat the Registered Holder of any Warrant Certificate as the absolute owner thereof (notwithstanding any notations of ownership or writing thereon made by anyone other than the Company or the Warrant Agent), and the parties hereto shall not be affected by any notice to the contrary.

         6. LOSS OR MUTILATION. On receipt by the Company and the Warrant Agent of evidence satisfactory as to the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate, the Company shall execute, and the Warrant Agent shall countersign and deliver in lieu thereof, a new Warrant Certificate representing an equal aggregate number of Warrants. In the case of loss, theft or destruction of any Warrant Certificate, the individual requesting issuance of a new Warrant Certificate shall be required to indemnify the Company and Warrant Agent in an amount satisfactory to each of them. In the event a Warrant Certificate is mutilated, such certificate shall be surrendered and canceled by the Warrant Agent prior to delivery of a new Warrant Certificate. Applicants for a new Warrant Certificate shall also comply with such other regulations and pay such other reasonable charges as the Company may prescribe.

         7. CALL OPTION. At any time, whether or not the Company's Registration Statement with respect to the Warrant Shares is then current and effective, the Company shall have the right and option with respect to each of the Warrants, upon thirty (30) days written notice to each Warrantholder (or such longer period as is required under any applicable law), to call, redeem and acquire each of the Warrants which remain outstanding and unexercised at the date specified for such redemption in such notice ("Redemption Date"), which Redemption Date shall be 30 days after the


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date of such notice, for an amount equal to $.01 per Warrant; provided, however, that if the Company's Registration Statement is then current and effective, the Warrantholders shall have the right during the 30-day period immediately following the date of such notice to exercise the Warrants in accordance with the provisions of Section 3 hereof. In the event any Warrants are exercised during such 30-day period, this call option shall be deemed not to have been exercised by the Company as to the Warrants so exercised by the holders thereof. Said notice of redemption shall require each Warrantholder to surrender to the Company, on the Redemption Date, at the Corporate Office of the Warrant Agent
(or its successor), his certificate or certificates representing the Warrants to be redeemed. Notwithstanding the fact that any Warrants called for redemption have not been surrendered for redemption and cancellation on the Redemption
Date, after the Redemption Date, such Warrants shall be deemed to be expired and all rights of the holders of such unsurrendered Warrants shall cease and terminate, other than the right to receive the redemption price of $.01 per Warrant for such Warrants, without interest provided, however, that such right to receive the redemption price of $.01 per Warrant for such Warrants shall itself expire on the Expiration Date of the Warrants. The Company shall notify the Warrant Agent verbally, with confirmation in writing, of the call of the Warrants and of the Redemption Date and the Company shall instruct the Warrant Agent accordingly as to the procedures to be followed by the Warrant Agent in connection with the redemption of the Warrants.

         8. ADJUSTMENT OF EXERCISE PRICE AND SHARES. After each adjustment of the Exercise Price pursuant to this Section 8, the number of shares of Common Stock purchasable on the exercise of each Warrant shall be the number derived by dividing such adjusted pertinent Exercise Price into the original pertinent Exercise Price. The pertinent Exercise Price shall be subject to adjustment as follows:

         (a) In the event, prior to the expiration of the Warrants by exercise or by their terms, the Company shall issue any shares of its Common Stock as a share dividend or shall subdivide the number of outstanding shares of Common Stock into a greater number of shares, then, in either of such events, the Exercise Price per share of Common Stock purchasable pursuant to the Warrants in effect at the time of such action shall be reduced proportionately and the number of shares purchasable pursuant to the Warrants shall be increased proportionately. Conversely, in the event the Company shall reduce the number of shares of its outstanding Common Stock by combining such shares into a smaller number of shares, then, in such event, the Exercise Price per share purchasable pursuant to the Warrants in effect at the time of such action shall be increased proportionately and the number of shares of Common Stock at that time purchasable pursuant to the Warrants shall be decreased proportionately. Any dividend paid or distributed on the Common Stock in shares of any other class of the Company or securities convertible into shares of Common Stock shall be treated as a dividend paid in Common Stock to the extent that shares of Common Stock are issuable on the conversion thereof.

         (b) In the event the Company, at any time while the Warrants shall remain unexpired and unexercised, shall sell all or substantially all of its property, or dissolves, liquidates or winds up its affairs, prompt, proportionate, equitable, lawful and adequate provision shall be made as part of the

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terms of any such sale, dissolution, liquidation or winding up such that the holder of a Warrant may thereafter receive, on exercise thereof, in lieu of each share of Common Stock of the Company which he would have been entitled to receive, the same kind and amount of any share, securities, or assets as may be issuable, distributable or payable on any such sale, dissolution, liquidation or winding up with respect to each share of Common Stock of the Company; provided, however, that in the event of any such sale, dissolution, liquidation or winding up, the right to exercise this Warrant shall terminate on a date fixed by the Company, such date to be not earlier than 4:00 p.m., Eastern Time, on the 10th day next succeeding the date on which notice of such termination of the right to exercise the Warrants has been given by mail to the holders thereof at such addresses as may appear on the books of the company.

         (c) In the event, prior to the expiration of the Warrants by exercise or by their terms, the Company shall determine to take a record of the holders of its Common Stock for the purpose of determining shareholders entitled to receive any share dividend or other right which will cause any change or adjustment in the number, amount, price or nature of the shares of Common Stock or other securities or assets deliverable on exercise of the Warrants pursuant to the foregoing provisions, the Company shall give to the Registered Holders of the Warrants at the addresses as may appear on the books of the Company at least 10 days prior written notice to the effect that it intends to take such a record. Such notice shall specify the date as of which such record is to be taken; the purpose for which such record is to be taken; and the number, amount, price and nature of the Common Shares or other shares, securities or assets which will be deliverable on exercise of the Warrants after the action for which such record will be taken has been completed. Without limiting the obligation of the Company to provide notice to the Registered Holders of the Warrant Certificates of any corporate action hereunder, the failure of the Company to give notice shall not invalidate such corporate action of the Company.

         (d) No adjustment of the Exercise Price shall be made as a result of or in connection with (i) the issuance of Common Stock of the Company pursuant to options, warrants and share purchase agreements outstanding or in effect on the date hereof, (ii) the establishment of additional option plans of the Company, the modification, renewal or extension of any plan now in effect or hereafter created, or the issuance of Common Stock, on exercise of any options pursuant to such plans, in connection with compensation arrangements for officers, employees or agents of the Company or any subsidiary, and the like or (iii) the issuance of Common Stock in connection with an acquisition or merger of any type (therefore, the antidilution provisions of this Section 8 will not apply in the event a merger or acquisition is undertaken by the Company).

         (e) This Agreement shall be incorporated by reference on the Warrant Certificates.

         Upon any adjustment of the exercise Price required to be made pursuant to this Section 8, the Company within 30 days thereafter shall (A) cause to be filed with the Warrant Agent a certificate setting forth the pertinent Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, and (B) cause to be mailed to each of the Registered Holders of the Warrant Certificates written notice of such adjustment.

         9. REDUCTION IN EXERCISE PRICE AT COMPANY'S OPTION. In addition to any adjustments made to the Exercise Price pursuant to Section 8, the Company's Board of Directors may, at its sole discretion, reduce the Exercise Price of the Warrants in effect at any time either for the life of the Warrants or any shorter period of time determined by the Company's Board of Directors. The Company shall promptly notify the Warrant Agent and the Registered Holders of any such reductions in the Exercise Price.

         10. DUTIES. Compensation and Termination of Warrant Agent. The Warrant Agent shall act hereunder as agent and in a ministerial capacity for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not, by issuing and delivering Warrant Certificates or by any other act hereunder, be deemed to make any representation as to the validity, value or authorization of the Warrant Certificates or the Warrants represented thereby or of the Common Stock or other property delivered on exercise of any Warrant. The Warrant Agent shall not at any time be under any duty or responsibility to any holder of the Warrant Certificates to make or cause to be made any adjustment of the Exercise Price or to determine whether any fact exists which may require any such adjustments.

         The Warrant Agent shall not (i) be liable for any recital or statement of fact contained herein or for any action taken or omitted by it in reliance on any Warrant Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, (ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement except for its own negligence or willful misconduct, or (iii) be liable for any act or omission in connection with this Agreement except for its own negligence or willful misconduct.

         The Company agrees to indemnify the Warrant Agent against any and all losses, expenses and liabilities which the Warrant Agent may incur in connection with the delivery of copies of the Company's prospectus to exercising Registered Holders upon the exercise of any Warrants as set forth in Section 4.

         The Warrant Agent may at any time consult with counsel satisfactory to it (which may be counsel for the Company) and shall incur no liability or responsibility for any action taken or omitted by it in good faith in accordance with the opinion or advice of such counsel. Any notice, statement, instruction, request, direction, order or demand of the Company shall be sufficiently evidenced by an instrument signed by its President and attested by its Secretary or Assistant Secretary. The Warrant Agent shall not be liable for any action taken or omitted by it in accordance with such notice, statement, instruction, request, order or demand.

         The Company agrees to pay the Warrant Agent reasonable compensation for its services hereunder and to reimburse the Warrant Agent for its reasonable expenses. The Company further agrees to indemnify the Warrant Agent against any and all losses, expenses and liabilities, including judgments, costs and counsel fees, for any action taken or omitted by the Warrant Agent in the

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execution of its duties and powers hereunder, excepting losses, expenses and liabilities arising as a result of the Warrant Agent's negligence or willful misconduct.

         The Warrant Agent may resign its duties or the Company may terminate the Warrant Agent and the Warrant Agent shall be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own negligence or willful misconduct), on 30 days' prior written notice to the other party. At least 15 days prior to the date such resignation is to become effective, the Warrant Agent shall cause a copy of such notice of resignation to be mailed to the Registered Holder of each Warrant Certificate. On such resignation or termination the Company shall appoint a new warrant agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of the resignation by the Warrant Agent, then the registered holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new warrant agent.

         After acceptance in writing of an appointment of a new warrant agent is received by the Company, such new warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; provided, however, if it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed. The Company shall file a notice of appointment of a new warrant agent with the resigning Warrant Agent and shall forthwith cause a copy of such notice to be mailed to the Registered Holder of each Warrant Certificate.

         Any corporation into which the Warrant Agent or any new warrant agent may be converted or merged, or any corporation resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent shall be a successor Warrant Agent under this Agreement, provided that such corporation is eligible for appointment as a successor to the Warrant Agent under the provisions of the preceding paragraph. Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be mailed to the Company and to the Registered Holder of each Warrant Certificate. No further action shall be required for establishment and authorization of such successor warrant agent.

         The Warrant Agent, its officers or directors and its subsidiaries or affiliates may buy, hold or sell Warrants or other securities of the Company and otherwise deal with the Company in the same manner and to the same extent and with like effect as though it were not Warrant Agent. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

         11. MODIFICATION OF AGREEMENT. The Warrant Agent and the Company may by supplemental agreement make any changes or corrections in this Agreement (i) that they shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or mistake or error herein contained; or
(ii) that they may deem necessary or desirable and which shall not adversely affect the interests of the holders of Warrant Certificates; provided, however, this Agreement shall not otherwise be modified, supplemented or altered in any other respect except with the consent in writing of the registered holders of Warrant Certificates representing not less than 51% of each class of Warrants outstanding. Additionally, except as provided in Section 8, no change in the number or nature of the Warrant Shares purchasable on exercise of a Warrant, increase the purchase price therefore, or the acceleration of the Expiration Date of a Warrant shall be made without the consent in writing of the Registered Holder of the Warrant Certificate representing such Warrant, other than such changes as are specifically prescribed or allowed by this Agreement.

         12. NOTICES. All notices, demands, elections, opinions or requests (however characterized or described) required or authorized hereunder shall be deemed given sufficiently if in writing and sent by registered or certified mail, return receipt requested and postage prepaid, or by tested telex, telegram or cable to the last known address of the Company, the Warrant Agent and if to the Registered Holder of a Purchase Warrant Certificate, at the address of such holder as set forth on the books maintained by the Warrant Agent.

         13. BINDING AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the Company, the Warrant Agent and their respective successors and assigns, and the holders from time to time of Purchase Warrant Certificates. Nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim or to impose on any other person any duty, liability or obligation.

         14. FURTHER INSTRUMENTS. The parties shall execute and deliver any and all such other instruments and shall take any and all other actions as may be reasonably necessary to carry out the intention of this Agreement.

         15. SEVERABILITY. If any provision of this Agreement shall be held, declared or pronounced void, voidable, invalid, unenforceable, or inoperative for any reason by any court of competent jurisdiction, government authority or otherwise, such holding, declaration or pronouncement shall not affect adversely any other provision of this Agreement, which shall otherwise remain in full force and effect and be enforced in accordance with its terms, and the effect of such holding, declaration or pronouncement shall be limited to the territory or jurisdiction in which made.

         16. WAIVER. All the rights and remedies of either party under this Agreement are cumulative and not exclusive of any other rights and remedies as provided by law. No delay or failure on the part of either party in the exercise of any right or remedy arising from a breach of this Agreement shall operate as a waiver of any subsequent right or remedy arising from a subsequent breach of this Agreement. The consent of any party where required hereunder to act or occurrence shall not be deemed to be a consent to any other action or occurrence.

         17. GENERAL PROVISIONS. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Nevada. Except as otherwise expressly stated herein, time is of the essence in performing hereunder. This Agreement embodies the entire agreement and


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understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, and this Agreement may not be modified or amended or any term or provisions hereof waived or discharged except in writing signed by the party against whom such amendment, modification, waiver or discharge is sought to be enforced. The headings of this Agreement are for convenience in reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                 RX Technology Holdings, Inc.

                                 By: _______________________________________
                                     Donald Rex Gay, President

                                 THE WARRANT AGENT:
                                 Interwest Stock Transfer Co., Inc.

                                 By: _______________________________________
                                     Authorized Officer



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